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                                                  Exhibit 5.1


                                Hale and Dorr
                              Counsellors at Law
              60 State Street, Boston, Massachusetts 02109
                           617-526-6000 * 617-526-5000


                         October 31, 1996


Iomega Corporation
1821 West Iomega Way
Roy, Utah 84067

     Re:  EXECUTIVE STOCK AWARD PLAN
          ---------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 120,000 shares (the "Shares") of Common Stock, $.03 1/3 par value per share, of Iomega Corporation, a Delaware corporation (the "Company"), issuable under the Company's Executive Stock Award Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.



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Iomega Corporation
October 31, 1996
Page 2


     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                              Very truly yours,



                              HALE AND DORR